                   IN THE UNITED STATES DISTRICT COURT FOR THE
                          WESTERN DISTRICT OF MISSOURI
                                WESTERN DIVISION

                                                       FILED 5:00
                                                       JUN 27 1996
                                                  R. F. CONNOR, CLK.
                                                  U.S. DISTRICT COURT
                                                    WEST DISTRICT
                                                     OF MISSOURI

KANSAS CITY POWER & LIGHT                 )
COMPANY,                                  )
                                          )
                 Plaintiff,               )
                                          )
                                          )
        vs.                               )     Civil Action No. 96-552-CV-W-5
                                          )
WESTERN RESOURCES, INC. and               )
ROBERT T. RIVES,                          )
                                          )
                                          )
                 Defendants.              )
                                          )
- -------------------------------------------
                                          )
JACK MANSON, individually and on          )
behalf of all individual and/or           )
entities similarly situated,              )
                                          )
                 Intervenor Defendant and )
                 Counterclaim Plaintiff,  )
                                          )
                                          )
        vs.                               )
                                          )
                                          )
                                          )
A. DRUE JENNINGS, DR. DAVID L. BODDE,     )
WILLIAM H. CLARK, ROBERT J. DINEEN,       )
ARTHUR J. DOYLE, W. THOMAS GRANT II,      )
GEORGE E. NETTELS, JR., LINDA HOOD        )
TALBOTT, Ph.D., ROBERT H. WEST, and       )
KANSAS CITY POWER & LIGHT CO., a          )
Missouri corporation.                     )
                                          )
                 Counterclaim Defendants. )

                    PLAINTIFF'S AND COUNTERCLAIM DEFENDANTS'
                    REPLY TO INTERVENOR MASON'S COUNTERCLAIM

      Plaintiff and Counterclaim Defendant Kansas City Power & Light Company ("KCPL"), and additional counterclaim defendants A. Drue Jennings, Dr. David L. Bodde,

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William H. Clark, Robert J. Dineen, Arthur J. Doyle, W. Thomas Grant II, George
E. Nettels, Jr., Linda Hood Talbott, Ph.D., and Robert H. West (collectively "Counterclaim Defendants"), by their attorneys, as and for their Reply to Intervenor Manson's Counterclaim in Intervention, state and allege as follows:

     1. Counterclaim Defendants are without knowledge or information sufficient to form a belief as to the truth of the allegations of PARA 1 of the Counterclaim, except that Counterclaim Defendants admit that Intervenor is now a KCPL stockholder.

     2.  Admitted.

     3.  Admitted.

     4. The allegations of PARA 4 of the Counterclaim state conclusions of law to which no responsive pleading is required.

     5. The allegations of PARA 5 state conclusions of law to which no responsive pleading is required.

     6.  Admitted.

     7.  Admitted.

     8. Denied, except admitted that UtiliCorp is a Delaware corporation with its principal place of business in Kansas City, that UtiliCorp operates in the energy industry, that Western Resources is a Kansas corporation with its principal place of business in Topeka, and that Western Resources operates in the energy industry.

     9.  Admitted.

     10. Admitted.

     11. Admitted.



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     12. Denied, except (a) admitted that KCPL sent proxy materials seeking approval of the original merger agreement on April 4, 1996, and that KCPL stockholders were originally scheduled to vote on the issue at the annual meeting of KCPL stockholders held on May 22, 1996 and (b) the allegations concerning the requirements of Missouri law state conclusions of law to which responsive pleading is required.

     13. Counterclaim Defendants admit PARA 13 to the extent that KCPL sent a proxy statement (the "Proxy Statement") to its shareholders, the content of which speaks for itself and denies the remainder. Specifically, Counterclaim Defendants deny that PARA 13 accurately reflects the Proxy Statement.

     14. Admitted, except denied that Mr. Jennings stated that the KCPL board had considered any "break-up" of KCPL.

     15. Denied, except Counterclaim Defendants admit that certain members of KCPL's and UtiliCorp United, Inc.'s ("UCU") management and Board of Directors have interests in the Initial Merger Agreement that are in addition to the interests of stockholders of KCPL and UCU generally, which interests were considered, among other matters, when KCPL recommended and approved the Initial Merger Agreement. Counterclaim Defendants further admit that each of KCPL's five most highly compensated executive officers have entered into severance agreements. Counterclaim Defendants specifically deny that such executive officers entered these agreements in connection with the transactions challenged in this action and further specifically deny the suggestion that any KCPL director faced a material conflict of interest in connection with any such transaction.

     16. Denied, except admitted that KCPL has publicly stated that it has evaluated its strategic options, that its board of directors believes that the proposed merger with UtiliCorp


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is fair to and in the best interests of KCPL's stockholders and admitted that
KCPL's board of directors undertook a careful analysis of the options available to the company.

     17. Denied, except admitted that KCPL sent the Proxy Statement to its stockholders, the content of which speaks for itself.

     18. Denied, except admitted that KCPL sent the Proxy Statement to its stockholders, the content of which speaks for itself.

     19. Denied, except admitted that KCPL's letter to shareholders dated April 21, 1996, speaks for itself.

         (a) Denied.

         (b) Denied, except Counterclaim Defendants admit that KCPL knew from the Kansas Corporation Commission filing of April 15, 1996, the purported basis of WRI's savings claims.

     20. Denied, except admitted that on April 14, 1996, Western Resources proposed a merger with KCPL that the contents of such proposal spoke for themselves, and that Western Resources caused news of its proposal to be widely disseminated.

     21. Admitted.

     22. Admitted.

     23. Admitted, except Counterclaim Defendants deny (i) the characterization of the KCPL and UCU dividend increase and (ii) that there was a time when KCPL "was required to respond to WRI."

     24. Denied, except Counterclaim Defendants admit that some analysts expressed the view that the WRI bid was superior to the Initial Merger Agreement.

     25. Admitted.


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     26. Admitted.

     27. Denied, except admitted that the terms of the Revised Merger Agreement speak for themselves.

     28. Denied, except Counterclaim Defendants admit that the Revised Merger Agreement does not require approval from two-thirds of the KCPL shareholders and does not provide appraisal rights to KCPL stockholders. It is further specifically admitted that the Revised Merger Agreement contemplates action explicitly authorized by the "short form" merger provisions of the Missouri Business & General Corporation Law.

     29. Denied, except Counterclaim Defendants admit that KCPL filed a declaratory judgment complaint in this Court, which complaint speaks for itself.

     30. Denied.

     31. Counterclaim Defendants deny the second sentence of PARA 31 and, with respect to its first sentence, respond that KCPL's complaint speaks for itself.

     32. Counterclaim Defendants deny knowledge and information sufficient to form a belief as to the truth in the allegations contained in PARA 32.

     33. Counterclaim Defendants admit the allegation of the first sentence of PARA 33 and deny the remainder of the allegations of PARA 33.

     34. Counterclaim Defendants lack knowledge and information sufficient to form a belief as to the truth or falsity of the allegations contained in PARA 34, except that Counterclaim Defendants specifically deny that any class merger was damaged by their conduct and that such conduct was in any way wrongful.

     35. Counterclaim Defendants lack knowledge and information sufficient to form a belief as to the truth or falsity of the allegations in PARA 35.


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     36. Admitted.

     37. (a) Admitted.

         (b) Denied.

     38. Paragraph 38 states a conclusion of law to which no responsive pleading is required.

     39. Paragraph 39 states a conclusion of law to which no responsive pleading is required.

     40. Paragraph 40 states a conclusion of law to which no responsive pleading is required.

     41. The allegations of PARA 41 state conclusions of law to which no responsive pleading is required.

     42. Counterclaim Defendants deny knowledge or information sufficient to form a belief as to the truth of the allegations contained in PARA 42.

     43. Counterclaim Defendants incorporate by reference, as though fully set forth herein, the responses contained in the paragraphs above.

     44. The allegations of PARA 44 state conclusions of law to which no responsive pleading is required.

     45. Denied.

     46. Denied.

     47. Denied.

     48. Denied.

     49. Denied.


                                        6
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                             FIRST AFFIRMATIVE DEFENSE

     50. Counterclaim Plaintiff fails to state a claim upon which relief can be granted.

                            SECOND AFFIRMATIVE DEFENSE

     51. Counterclaim Plaintiff failed to comply with the requirements of Federal Rule of Civil Procedure 23.1.

                             THIRD AFFIRMATIVE DEFENSE

     52. Plaintiff failed to demand of the directors of KCPL that they cause the corporation bring the action against the individual defendants.

                            FOURTH AFFIRMATIVE DEFENSE

     53. Plaintiff failed to demand of the stockholders of KCPL that they cause the corporation bring this action against the individual defendants.

     WHEREFORE, Counterclaim Defendants respectfully request judgment:

     (a) Dismissing the Counterclaim in its entirety;

     (b) Awarding Counterclaim Defendants their costs and disbursements; and

     (c) Awarding Counterclaim Defendants such other and further relief as the Court deems just and proper.

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                       Respectfully submitted,

                       David F. Oliver
                       -------------------------------------------------
                       John M. Edgar                           MO #20524
                       David F. Oliver                         MO #28065
                       BRYAN CAVE LLP
                       3500 One Kansas City Place
                       1200 Main
                       Kansas CIty, Missouri 64105
                       Telephone:    (816) 374-3200
                       Facsimile:    (816) 374-3300

                              and

                       Steven J. Rothschild
                       R. Michael Lindsey
                       SKADDEN, ARPS, SLATE, MEAGHER &
                         FLOM
                       One Rodney Square
                       P.O. Box 636
                       Wilmington, Delaware 19899
                       Telephone:    (302) 651-3000
                       Facsimile:    (302) 651-3001

                       ATTORNEYS FOR PLAINTIFF KANSAS CITY
                       POWER & LIGHT COMPANY and
                       COUNTERCLAIM DEFENDANTS

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                            Certificate of Service

    I hereby certify that a copy of the foregoing was mailed, postage prepaid, on this 27 day of June, 1996, to:

                       Lawrence M. Berkowitz, Esq.
                       Kurt D. Williams, Esq.
                       STINSON, MAG & FIZZELL, P.C.
                       1201 Walnut Street
                       Kansas City, MO 64106
                               and
                       John L. Hardiman, Esq.
                       Tariq Mundiya, Esq.
                       SULLIVAN & CROMWELL
                       125 Broad Street
                       New York, NY 10004
                       ATTORNEYS FOR DEFENDANTS WESTERN
                       RESOURCES, INC. and ROBERT L. RIVES

                       Michael E. Waldeck, Esq.
                       William J. DeBauche, Esq.
                       Angela K. Green, Esq.
                       Michael E. Griffin, Esq.
                       NIEWALD, WALDECK & BROWN
                       1200 Main Street, Suite 4100
                       Kansas City, MO 64105
                               and
                       OF COUNSEL:
                       David Harrison, Esq.
                       LOWEY, DANNENBURG, BEMPEROD
                         & SELINGER, P.C.
                       747 Third Avenue, 30th floor
                       New York, NY 10017
                       ATTORNEYS FOR INTERVENOR

                                                David F. Oliver
                                                ------------------------------
                                                Attorney for Plaintiff

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